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                                                                      EXHIBIT 12

                               JO-ANN STORES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                           FISCAL YEAR ENDED
                                                                           -----------------
                                                JANUARY 27,     FEBRUARY 1,    JANUARY 31,     JANUARY 30,   JANUARY 29,
                                                    1996           1997            1998           1999           2000
                                               ---------------------------------------------------------------------------
Earnings:
   Income Before Income Taxes                          $ 27.9         $ 39.3          $ 51.1         $ 22.4        $ 41.4
   Interest Expense                                      12.0           10.7             5.9           12.5          26.2
   Portion of occupancy expense
     deemed representative of interest(1)                21.5           22.3            23.5           30.9          34.4
                                               ---------------------------------------------------------------------------
Total Earnings                                         $ 61.4         $ 72.3          $ 80.5         $ 65.8       $ 102.0
                                               ===========================================================================

Fixed Charges
   Interest Expense                                    $ 12.0         $ 10.7          $  5.9         $ 12.5       $  26.2
   Portion of occupancy expense
     deemed representative of interest(1)                21.5           22.3            23.5           30.9          34.4
                                               ---------------------------------------------------------------------------
Total Fixed Charges                                    $ 33.5         $ 33.0          $ 29.4         $ 43.4       $  60.6
                                               ===========================================================================

Ratio of Earnings to Fixed Charges                       1.8x           2.2x            2.7x           1.5x          1.7x
                                               ===========================================================================

(1) Represents 33% of fixed rental charges


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